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                                                                    Exhibit 23.6

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   We consent to the incorporation by reference in this Registration Statement on Form S-4 of MCI WORLDCOM, Inc. of our report dated February 2, 1999, on the consolidated financial statements of Sprint Spectrum Holding Company, L.P. and subsidiaries and the related financial statement schedule, appearing in the Annual Report on Form 10-K of Sprint Corporation for the year ended December 31, 1998, and to the references to us under the heading "Experts" in the Joint Proxy Statement/Prospectus which is part of this Registration Statement.

                                          Deloitte & Touche LLP

Kansas City, Missouri
November 4, 1999